UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 21, 2013

AMKOR TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 SOUTH PRICE ROAD

CHANDLER, AZ 85286

(Address of Principal Executive Offices, including Zip Code)

(480) 821-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 21, 2013, the Board of Directors (the “Board”) of Amkor Technology, Inc. (the “Company”) adopted an amendment to the Company’s Restated Bylaws (the “Amendment”) to clarify the roles of Chairman and Vice Chairman of the Board and to establish the position of “Lead Independent Director” of the Board. Pursuant to the amendment, if at any time the Chairman of the Board is not an independent director, a Lead Independent Director shall be designated annually by the majority of the Board’s independent directors.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is included in this filing as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On August 21, 2013, the Board amended the Company’s Corporate Governance Guidelines (the “Guidelines”), effective immediately, to reflect the establishment of the position of Lead Independent Director of the Board. The Guidelines, as amended, have been posted on the Company’s website at www.amkor.com under the heading “Investor Relations — Corporate Governance.” The Lead Independent Director shall be an independent director and shall be responsible for, among other things, coordinating the activities and agenda for the Board’s independent directors. The independent directors designated Winston J. Churchill as Lead Independent Director of the Board, effective immediately.

Also on August 21, 2013, the Board designated John T. Kim as Vice Chairman of the Board, effective immediately.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

3.1	Amendment to the Restated Bylaws of Amkor Technology, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2013	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President Chief Administrative Officer and General Counsel

Index to Exhibits

Exhibit	Description

3.1	Amendment to the Restated Bylaws of Amkor Technology, Inc.